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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 17, 2001

MOTHERS WORK, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21196	13-3045573

(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)
456 North Fifth Street, Philadelphia, Pennsylvania	19123
(Address of Principal Executive Offices)	(Zip Code)

(215) 873-2200
(Registrant's telephone number, including area code)

Item 2.		Acquisition or Disposition of Assets.

This Form 8-K/A amends the Current Report on Form 8-K filed by Mothers Work, Inc. (the "Company") on November 1, 2001 regarding the Company's acquisition of eSpecialty Brands, LLC and its subsidiaries ("iMaternity") pursuant to an Agreement and Plan of Merger by and among the Company, iMaternity and certain sellers. The sole purpose of this amendment is to provide the financial statements of the business acquired as required by Item 7(a) and the pro forma financial information required by Item 7(b), which financial statements and information were excluded from the original filing in reliance on Items 7(a)(4) and 7(b)(2), respectively, of Form 8-K.
Item 7.		Financial Statements, Pro Forma Financial Information and Exhibits.
	(a)	Financial Statements of the Business Acquired.
The required financial statements of the business acquired listed in the accompanying Index to Financial Statements on page F-1 are filed as part of the Form 8-K/A, commencing on page F-2.
	(b)	Pro Forma Financial Information.
The required pro forma financial information listed in the accompanying Index to Financial Statements on page F-1 is filed as part of the Form 8-K/A, commencing on page F-20.
	(c)	Exhibits	Description
Exhibit 2.1*
Agreement and Plan of Merger, dated October 15, 2001, by and among the Company, iMaternity Acquisition Corp., eSpecialty Brands, LLC, Maternity Holding Corporation, James R. Kirsch, William S. Kirsch, Daniel S. Kirsch, as Trustee of the Daniel S. Kirsch Trust dated October 8, 1986, Centre Capital Investors III, L.P., Centre Capital Individual Investors III, L.P., Centre Capital Offshore Investors III, L.P., Centre Capital Tax-Exempt Investors III, L.P. and Centre Partners Coinvestment III, L.P.
		Exhibit 4.9*	Certificate of Designation for the Series C Cumulative Preferred Stock of the Company.
		Exhibit 4.10*	Form of Warrant to Purchase Common Stock, dated October 17, 2001, issued by the Company to each of the Sellers.
		Exhibit 23.1**	Consent of Deloitte & Touche LLP, iMaternity's independent auditors.

*
Filed with the Company's current report on Form 8-K filed on November 1, 2001.

**
Filed herewith.

2

SIGNATURE

    Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: December 31, 2001	MOTHERS WORK, INC.
	By:	/s/ REBECCA C. MATTHIAS Rebecca C. Matthias President and Chief Operating Officer

3

TABLE OF EXHIBITS

Exhibit No.	Description
2.1*
Agreement and Plan of Merger, dated October 15, 2001, by and among the Company, iMaternity Acquisition Corp., eSpecialty Brands, LLC, Maternity Holding Corporation, James R. Kirsch, William S. Kirsch, Daniel S. Kirsch, as Trustee of the Daniel S. Kirsch Trust dated October 8, 1986, Centre Capital Investors III, L.P., Centre Capital Individual Investors III, L.P., Centre Capital Offshore Investors III, L.P., Centre Capital Tax-Exempt Investors III, L.P. and Centre Partners Coinvestment III, L.P.
4.9*	Certificate of Designation for the Series C Cumulative Preferred Stock of the Company.
4.10*	Form of Warrant to Purchase Common Stock, dated October 17, 2001, issued by the Company to each of the Sellers.
23.1**	Consent of Deloitte & Touche LLP, iMaternity's independent auditors.

*
Filed with the Company's current report on Form 8-K filed on November 1, 2001.

**
Filed herewith.

4

F–1

INDEPENDENT AUDITORS' REPORT

To the Board of Directors
eSpecialty Brands, LLC:

    We have audited the accompanying consolidated balance sheet of eSpecialty Brands, LLC and Subsidiaries (the "Company") as of January 27, 2001, and the related statements of operations, members' equity, and cash flows for the period March 22, 2000 (Inception Date) through January 27, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company at January 27, 2001, and the results of its operations and its cash flows for the period March 22, 2000 (Inception Date) through January 27, 2001 in conformity with accounting principles generally accepted in the United States of America.

    The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company's recurring losses from operations raise substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Deloitte & Touche LLP

Chicago, Illinois
May 18, 2001

F–2

ESPECIALTY BRANDS, LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET
JANUARY 27, 2001
(In Thousands, except Share Data)

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$2,803
Accounts receivable	354
Inventories (Note 3)	16,196
Prepaid expenses and other current assets	593

Total current assets	19,946
PROPERTY AND EQUIPMENT—Net (Note 2)	8,249
DEFERRED INCOME TAXES (Note 8)	434
OTHER ASSETS	354

TOTAL ASSETS	$28,983

LIABILITIES AND MEMBERS' EQUITY
CURRENT LIABILITIES:
Secured revolving note payable to bank (Note 4)	$8,094
Current portion of long-term debt (Note 4)	418
Accounts payable	2,995
Accrued expenses and other current liabilities	1,288

Total current liabilities	12,795
LONG-TERM DEBT (Note 4)	525
OTHER LIABILITIES	268

Total liabilities	13,588
MEMBERS' EQUITY:
Common units, $20.00 par valuue; 492,000 shares authorized issued and outstanding	9,840
Preferred units, $20.00 par value; 490,000 shares authorized, issued and outstanding	9,800
MSI units, $20.00 par value; 10,040 shares authorized, issued and outstanding	201
MSI preferred units, $20.00 par value; 10,000 shares authorized, issued and outstanding	200
Additional paid-in capital	(6,445)
Retained earnings	1,820
Accumulated other comprehensive loss	(21)

Total members' equity	15,395

TOTAL LIABILITIES AND MEMBERS' EQUITY	$28,983

See notes to consolidated financial statements.

F–3

ESPECIALTY BRANDS, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS
PERIOD FROM MARCH 22, 2000 (INCEPTION DATE) THROUGH JANUARY 27, 2001
(In Thousands)

NET SALES	$42,665
COST OF SALES	18,681

Gross profit	23,984
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	26,182
DEPRECIATION AND AMORTIZATION	716

LOSS FROM OPERATIONS	(2,914)
INTEREST EXPENSE	(713)
OTHER INCOME	376

LOSS BEFORE PROVISION FOR INCOME TAXES	(3,251)
INCOME TAX BENEFIT (Note 8)	426

NET LOSS	$(2,825)

See notes to consolidated financial statements.

F–4

ESPECIALTY BRANDS, LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF MEMBERS' EQUITY
PERIOD MARCH 22, 2000 (INCEPTION DATE) THROUGH JANUARY 27, 2001
(In Thousands)

	Common Units		Preferred Units		MSI Units		MSI Preferred				Accumulated Other Comprehensive Loss
									Additional Paid-in Capital	Retained Earnings		Comprehensive Loss	Total Members' Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
INITIAL CAPITAL CONTRIBUTION MARCH 22, 2000 (INCEPTION DATE)	492	$9,840	490	$9,800	10	$201	10	$200	$(6,445)	$4,645	$(11)		$18,230
Net loss										(2,825)		$(2,825)	(2,825)
Other comprehensive loss—
Foreign currency translation adjustment											(10)	(10)	(10)

Comprehensive income												$(2,835)

BALANCE, JANUARY 27, 2001	492	$9,840	490	$9,800	10	$201	10	$200	$(6,445)	$1,820	$(21)		$15,395

See notes to consolidated financial statements.

F–5

ESPECIALTY BRANDS, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS
PERIOD MARCH 22, 2000 (INCEPTION DATE) THROUGH JANUARY 27, 2001
(In Thousands)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,825)
Adjustments to reconcile net loss to net cash and cash equivalents used in operating activities:
Depreciation and amortization	716
Deferred income tax benefit	(434)
Increase (decrease) in cash from:
Accounts receivable	179
Inventories	(1,605)
Prepaid expenses and other current assets	338
Other assets	(57)
Accounts payable, accrued expenses, and other current liabilities	(630)
Other liabilities	212

Net cash used in operating activities	(4,106)
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(1,493)

Net cash used in investing activities	(1,493)
CASH FLOWS FROM FINANCING ACTIVITIES:
Net payments on secured revolving bank loan	(22)
Principal payments of long-term debt	(1,321)
Net proceeds from the issuance of subsidiary stock	9,127

Net cash provided by financing activities	7,784

NET INCREASE IN CASH AND CASH EQUIVALENTS	2,185
FOREIGN CURRENCY TRANSLATION ADJUSTMENT	(10)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	628

CASH AND CASH EQUIVALENTS, END OF PERIOD	$2,803

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$652

See notes to consolidated financial statements.

F–6

eSPECIALTY BRANDS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    Organization and Business Combination—eSpecialty Brands, LLC (the "Company") was formed on March 22, 2000 (Inception Date) by exchanging membership units in the Company for 100% of the outstanding shares of Dan-Howard Industries, Inc. ("DHI") and Mother's Stores, Inc. ("MSI"), (collectively, the "Members").

    Simultaneous to the issuance of Company units, Centre Capital Investors III, LP, Centre Capital Individual Investors III, LP, Centre Capital Offshore Investors III, LP, Centre Capital Tax Exempt Investors III, LP and Centre Partners Coinvestment III, LP (collectively, the "Investors") entered into a subscription agreement for the Investors to purchase 49.9% of the outstanding shares of Dan-Howard Industries, Inc. and Mother's Stores, Inc. for $9,800,000 and $200,000, respectively

    Simultaneously, on March 22, 2000 (Inception Date), the Company and AMTB, Maternity Holding Corporation, Mother's Stores, Inc., Dan-Howard Industries, Inc., and the Investors entered into a contribution agreement whereby all of the issued and outstanding shares of the DHI and MSI were contributed by the shareholders of DHI and MSI to eSpecialty Brands, LLC in exchange for membership interests (units) of eSpecialty Brands, LLC. No cash, notes, marketable securities or similar monetary proceeds were received by the shareholders of Mother's Stores, Inc. or Dan-Howard Industries, Inc., directly or indirectly, under this transaction. This transaction was accounted for at the historical basis of the predecessor companies.

    Dan-Howard Industries, Inc. owns 100% of Confecciones Acona, S.A., whose principal line of business is the drawback and export of textiles to the United States of America working through the Free Zone Regime (Note 9).

    Nature of Business—The Company is engaged in the design, manufacture, and retail sale of maternity apparel and related products through approximately 170 retail stores located in malls and strip centers throughout the United States, Canada and on the Internet. In October 2000, the Company decided to change the store names to iMaternity in order to present a consistent brand identity to both on-line and off-line consumers. All the strip center locations immediately changed their doing business names to iMaternity, but for mall locations the name change only occurred in new stores, stores that were relocated and stores that were remodeled.

    Foreign Currency Translation and Transactions—Assets and liabilities of non-U.S. operations are translated into U.S. dollars at year-end exchange rates, while revenues and expenses are translated using average rates of exchange during the period. The net effect of this translation is recorded as a component of comprehensive income in the statement of Members' equity. The accounting records of Confecciones Acona S.A. are kept in Costa Rica colones, the legal currency of the country. The accounting records of the Canadian Dan-Howard Industries, Inc.'s stores are kept in Canadian dollars (CN $), the legal currency of the country. The Canadian Dan-Howard Industries, Inc. and Confecciones Acona S.A. record the transaction in foreign currency, at the rate of exchange in effect at the transaction date, including the exchange differences applicable in the results of the operations.

    Comprehensive Income—Comprehensive income for the period from March 22, 2000 (Inception Date) through January 27, 2001 included a net loss and the foreign currency translation adjustment.

F–7

    Capital Structure—The capital structure is as follows:

	Amount (In Thousands)	Percentage
Long-term debt (including current portion)	$943	6%
Members' equity	15,395	94%

Total	$16,338	100%

    The Company's capital structure consists primarily of Members' equity and long-term debt. Long-term debt is discussed in Note 4. The Company was formed on March 22, 2000 by issuing 492,000 shares of common units, 490,000 shares of preferred units, 10,040 shares of MSI units and 10,000 shares of MSI preferred units for all the outstanding shares of Dan-Howard Industries, Inc. and Mother's Stores, Inc. The preferred units and the common units are entitled to vote together as one class and the MSI preferred units and MSI units are entitled to vote together as one class. The number of votes allowed to the preferred units and MSI units is based on the number of common units and MSI units that would be issuable as of the date of record had the conversion discussed below taken place.

    All of the preferred units and MSI preferred units ("Preferred Units") can be converted into common units and MSI units ("Common Units"), respectively, at the option of the majority preferred holders and the majority MSI preferred holders. The number of Common Units that are issuable under the conversion option is based on the capital value of the Preferred Units divided by the conversion price of the Preferred Units, which is $20.

    Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions. Those estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

    Basis of Consolidation—The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

    The Company has the following wholly owned subsidiaries as of January 27, 2001:

Dan-Howard Industries, Inc. and Subsidiary	100.0%
Mother's Stores, Inc.	100.0%

    Reporting Year—The Company operates on a 52/53-week fiscal year, with the fiscal year ending on the last Saturday in January.

    Cash and Cash Equivalents—For purposes of the statement of cash flows, the Company considers all highly liquid investments with an original maturity at purchase of three months or less to be cash equivalents.

F–8

    Inventories—Inventories are valued at the lower of cost or market, primarily using the retail inventory method. Cost is determined on the first-in, first-out ("FIFO") basis.

    Property—Property and equipment are stated at cost, net of accumulated depreciation and amortization. Leasehold improvements are amortized over the lesser of the estimated useful life of the asset or the term of the lease. Depreciation and amortization are provided using the straight-line method over the following estimated useful lives:

Description	Years
Commercial building	40
Leasehold improvements	Shorter of lease term or useful life
Furniture, fixtures and equipment	5 to 10
Computer equipment	5

    Expenditures for maintenance and repairs are charged to expense when incurred. Replacements and betterments are capitalized. The gain or loss on assets sold or retired is included in income in the year of disposition, and related cost and allowance for depreciation are removed from the accounts.

    Software Development Costs—Beginning in October 2000, the Company established an Internet retailing group. As part of this operation, custom Internet software was and will continue to be developed. The Company capitalizes certain costs for internally developed web software based on EITF 00-2, Accounting for Web Site Development Costs. All capitalized web software development costs are amortized on a straight-line basis over a three-year period. Amortized web software costs charged to operations were approximately $30,000 in 2001.

    Income Taxes—Effective March 22, 2000, the Company elected to be taxed as a C corporation under the applicable provisions of the Internal Revenue Code and both wholly owned subsidiaries of the Company changed their status from "S" corporation to "C" corporation. The Company follows Statement of Financial Accounting Standards No. 109 ("SFAS 109"), "Accounting for Income Taxes." Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Valuation allowances are recorded when it is more likely than not that some portion or all of the deferred tax assets will not be realized in the future.

    The Dan-Howard Industries, Inc. subsidiary has provided for foreign taxes due to Canada; however, income taxes have not been provided on the earnings of the Confecciones Acona S.A. operations since the Free Zones Law (Note 9) does not require payment of local taxes.

    Revenue Recognition—Revenues from merchandise sales are net of markdowns and exclude sales tax.

    Fair Value of Financial Instruments—The fair value of the Company's accounts receivables and accounts payable approximate their carrying values at January 27, 2001 due to the short-term activities of these investments. The fair value of the Company's long-term debt at January 27, 2001 approximated its carrying value.

    Advertising Expenses—Advertising costs are expensed when incurred. Advertising expense was approximately $1,382,000 for the period ended January 27, 2001.

F–9

    Going Concern—The Company has experienced recurring net losses in past years. Due to the Company's expansion plans and its operating losses, there is a substantial doubt about the Company's ability to continue as a going concern. The Company's continued existence is dependent upon the Company's ability to raise additional capital or refinance current obligations. Management plans to evaluate potential sources of additional capital or refinance current debt obligations.

2. PROPERTY AND EQUIPMENT

Land	$405,000
Furniture, fixtures and office equipment	7,956,000
Computer equipment	1,497,000
Building	2,145,000
Leasehold improvements	4,388,000

16,391,000
Less accumulated depreciation and amortization	(8,142,000)

Net property and equipment	$8,249,000

3. INVENTORIES

Inventories consist of the following:

Raw materials	$1,136,000
Work in process	2,647,000
Finished goods	12,413,000

Total inventories	$16,196,000

4. DEBT

    Revolving Bank Credit Facility and Subordinated Secured Note—On August 22, 2000, the Company and its wholly owned subsidiaries entered into a Second Amended and Restated Loan and Security Agreement with American National Bank of Chicago. The Company has an $11,000,000 revolving loan with a $1,000,000 Secured Over-Formula Advanced Limit ("SOFA") and letter of credit facility with an outstanding balance of approximately $8,094,000 as of January 27, 2001. The line matures on June 30, 2002 and requires monthly interest payments. Availability under the ANB Credit Agreement is 70% of eligible inventory and commercial letters of credit, as defined. Borrowings under the ANB Credit Agreement bear interest at the bank's Corporate Base Rate, or 2.00% plus LIBOR, at the election of the Company. The ANB Credit Agreement expires on June 30, 2002. There is an unused facility fee of .25% per annum on the unused portion of the credit facility. The available borrowing capacity under the ANB Credit Agreement for the Company was approximately $12,000 as of January 27, 2001.

    The bank has a continuing security interest in substantially all the Company's assets.

    Restrictive Covenants—The ANB Credit Agreement contains various restrictive covenants, including minimum net worth amounts, current ratio, debt service coverage, and limitations on capital expenditures. At January 27, 2001, the Company was not in compliance with one of these covenants.

F–10

    Bank Letter of Credit—At January 27, 2001, the Company was liable on outstanding letters of credit and drafts totaling approximately $250,000 and had stand-by letters of credit totaling approximately $500,000.

    Other Long-Term Debt—The Company's other long-term debt consists of a note payable to J. Goldberg with annual payments of $50,000 each December through December 31, 2001. This debt is guaranteed with bills of exchange and is non-interest-bearing. This contract was subscribed with a September 1996 purchase of land, buildings and machinery for approximately $750,000. The amount of outstanding debt at January 27, 2001 was approximately $47,000.

    Long-Term Debt

6% Note payable to D. Kirsch (see Note 7)	$384,000
6% Note payable to J. Kirsch (see Note 7)	112,000
6% Note payable to Streator Building Trust (see Note 7)	333,000
Note payable to J. Goldberg	47,000
Fixed note, imputed interest at 12%, due January 15, 1996 through January 15, 2000	67,000

Total debt	943,000
Less current portion of long-term debt	418,000

Total long-term debt	$525,000

    Repayment—Maturities of the long-term debt for the years subsequent to January 27, 2001 are as follows:

Year Ending	Amount
January 26, 2002	$418,000
January 25, 2003	340,000
January 31, 2004	119,000
January 29, 2005	66,000

Total	$943,000

5. COMMITMENTS AND CONTINGENCIES

    Commitments—The Company leases office space, retail facilities and certain equipment under operating leases. The majority of these leases are noncancelable and expire at various times over the next five years.

    Certain store leases have options to renew for periods of two to five years. Minimum monthly store rentals range from approximately $1,000 to $6,100 per month plus, in certain stores, contingent rentals that are based on a percent of sales in excess of a base amount. In several stores, rent is based on a percentage of net sales for the location and the percent ranges from approximately 7% to 10%. The Company is generally required to pay real estate taxes, insurance and maintenance costs.

    One of the store leases is with a related party and requires monthly rental payments of approximately $2,000.

F–11

    At January 27, 2001, future minimum lease payments, excluding common area maintenance charges, for operating leases with an initial term greater than one year were as follows:

Year Ending	Amount
January 26, 2002	$5,414,000
January 25, 2003	4,508,000
January 31, 2004	3,439,000
January 29, 2005	2,272,000
January 28, 2006	1,395,000
Thereafter	2,052,000

Total	$19,080,000

    The Company is currently renting its corporate headquarters and distribution center space, which is located at 4245 North Knox Avenue in Chicago, for $12,000 per month (plus utilities) from a related party. The Company entered into a ten-year lease for a store location with the affiliated party on September 1, 1994. At January 27, 2001, the affiliated party was owed approximately $24,000.

    Total rental expense and common area maintenance expense, included in selling, general and administrative expenses, for the period ended January 27, 2001 amounted to approximately $4,674,000 and approximately $946,000, respectively.

    Future minimum lease payments do not include contingent lease payments.

    Contingencies—The Company is subject to claims and lawsuits that arise in the ordinary course of business. While any such matter contains an element of uncertainty, the Company believes that adequate provision has been recorded and that the ultimate disposition or resolution of such claims and lawsuits will not have a material adverse effect on the Company's consolidated financial position, results of operations or liquidity.

    Employees' Severance Indemnity—In accordance with the Costa Rican Labor Code, the Company is required to pay employees dismissed without just cause, employees who retire and to relatives of employees who die, a severance indemnity specified therein. The Company records a monthly provision equivalent to 8.33% of salaries paid in order to cover this contingent liability. From this amount, the Company transfers to the Employees' Association a percentage equivalent to 5% of the monthly salaries. At the end of each year, the Company adjusts the provision according to a study of the actual provision amount. At January 27, 2001, management believes that Confecciones Acona S.A. has made provisions sufficient to cover estimated claims.

    Employment Agreements—The Company has an employment agreement with its Chief Executive Officer. The agreement, until terminated by the executive or the Company, provides for a severance payment under certain circumstances. The agreement includes a covenant against competition with the Company, which extends for two years after termination for any reason.

    Home Run Provision—Under the terms of the Composition Agreement and Discharge of Indebtedness Income entered into between Mother's Stores, Inc. and the Official Committee of Unsecured Creditors appointed by the United States Trustee on April 26, 1996, if MSI sells, transfers, conveys or otherwise disposes of more than the majority of its assets, or any direct or indirect security holder of the stock of MSI sells, transfers, conveys or otherwise disposes of all or a majority of the

F–12

outstanding equity of MSI, then the proceeds must be used under the terms of the Home Run Provision, as defined. The terms of the Home Run Provision are first to repay any secured claim, second to repay direct expenses of such disposition, and third to repay MSI's outstanding indebtedness, liabilities, and obligations.

6. EMPLOYEE BENEFIT PLANS

    Profit-Sharing Plans—The Company maintains defined contribution retirement plans that cover all employees who have met certain service requirements. Company contributions are made at the discretion of the Board of Directors. During the period ended January 27, 2001, no contributions were made by the Company.

7. RELATED-PARTY TRANSACTIONS

    At January 27, 2001, the Company owed approximately $333,000 to a Trust. The Note bears interest at 6.0% and is payable on demand. Interest expense relating to this note was approximately $16,000 for the period ended January 27, 2001 and the total interest accrued since inception was approximately $16,000.

    At January 27, 2001, the Company owes a related party approximately $384,000. The Note bears interest at 6.0% per annum. Interest expense relating to this note was approximately $19,000 and the total interest accrued since inception was approximately $19,000.

    At January 27, 2001, the Company owes a shareholder approximately $112,000. The Note bears interest at 6.0% per annum. Interest expense relating to this note was approximately $6,000 and the total interest accrued since inception was approximately $6,000. Payments and interest will begin no sooner than July 2003.

    In connection with the transaction creating the Company, Centre Partners Management LLC (CPM) earned fees totaling approximately $690,000 for transaction processing and consulting services and an additional $200,000 as a Structuring Fee.

    Parties related to the principal owners of the Company rented the Company commercial property under an agreement dated September 1, 1994. For the period ended January 27, 2001, fees paid or accrued for under this agreement totaled approximately $140,000.

8. INCOME TAXES

    The aggregate amount of current and deferred income tax (expense) benefit for the period ended January 27, 2001 is as follows:

Current	$(8,000)
Deferred	434,000

Income tax benefit	$426,000

    Differences between the effective and the statutory rates of income taxes are primarily due to certain nondeductible expenses and income taxes, net of federal income tax benefit. The primary components of deferred tax assets and liabilities are reserves deductible in future years and accelerated

F–13

depreciation used for tax purposes only. At January 27, 2001, current gross deferred tax assets were approximately $319,000, all of which have been provided for in the valuation allowance; non-current gross deferred tax assets were approximately $1,281,000, of which approximately $641,000 has been provided for in the valuation allowance; and gross deferred tax liabilities were approximately $206,000.

    Realization of the deferred tax asset is dependent on generating sufficient taxable income prior to expiration of any net operating loss ("NOLs") carryforwards. Although realization is not assured, management believes that the recorded deferred tax asset, net of valuation allowance provided, will be realized. At January 27, 2001, the Company had approximately $1,080,000 of NOL available to offset future U.S. and Canadian taxable income, which will expire, if unused, beginning in 2021. Approximately $640,000 has been provided for in the valuation allowance.

9. INTERNET WEB OPERATIONS

    In 1998, Dan-Howard Industries, Inc. established a contractual relationship with iVillage.com, one of the leading women's sites on the worldwide web, to be their sole maternity wear provider through a site called iMaternity.com. In exchange for twenty percent of sales from iMaternity.com, iVillage provided Dan-Howard Industries, Inc. technical support as well as free advertising on their various web sites. In the spring of 2000, iVillage decided to eliminate the commerce operations of their Internet business. To compensate Dan-Howard Industries, Inc. for the last three years of their contract, iVillage offered to exchange all their custom web software, all their production and development hardware, all their existing office furniture and fixtures and all the trade names associated with the iMaternity.com web site. In addition to these fixed assets, iVillage offered free access and use of their custom-developed web content for three years, free advertising for the same period and ninety days of technical support from their technology group to complete the conversion from iVillage to Dan-Howard Industries, Inc. In exchange Dan-Howard Industries, Inc. had to pay iVillage approximately $250,000 and void the existing contract. The deal was completed and authorized in July 2000, and iMaternity.com operations were successfully transferred to Dan-Howard Industries, Inc. in October 2000.

10. SUBSEQUENT EVENTS

    Lease Acquisition—In May 2001, the Company purchased nine store leases from the bankruptcy proceedings for Garden Botanica, Inc. for approximately $105,000.

F–14

eSPECIALTY BRANDS, LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET
(UNAUDITED)
(in thousands, except share amounts)

July 28, 2001
ASSETS
Current Assets:
Cash and cash equivalents	$1,350
Trade receivables	389
Inventories	15,633
Prepaid expenses and other current assets	836

Total current assets	18,208

Property, Plant & Equipment, net	9,255

Other Assets	934

$28,397

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Secured revolving note payable to bank	$7,981
Current portion of long-term debt	418
Accounts payable	6,628
Accrued expenses and other current liabilities	1,244

Total current liabilities	16,271

Long-Term Debt	344

Other Liabilities	166

Commitments & Contingencies (see Note 6)
Members' Equity:
Common units, $20.00 par value; 492,000 shares authorized, issued and outstanding	9,840
Preferred units, $20.00 par value; 490,000 shares authorized, issued and outstanding	9,800
MSI units, $20.00 par value; 10,040 shares authorized, issued and outstanding	201
MSI preferred units, $20.00 par value; 10,000 shares authorized, issued and outstanding	200
Additional paid-in capital	(6,445)
Retained earnings (deficit)	(1,951)
Accumulated other comprehensive loss	(29)

Total members' equity	11,616

$28,397

The accompanying notes are an integral part of this statement.

F–15

eSPECIALTY BRANDS, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands)

	Predecessor Business	eSpecialty Brands, LLC
	Period from January 30, 2000 to March 21, 2000	Period from March 22, 2000 (Inception) to July 29, 2000	Six months ended July 28, 2001
Net sales	$5,911	$17,530	$24,115
Cost of goods sold	2,585	7,230	11,586

Gross profit	3,326	10,300	12,529
Selling, general and administrative expenses	3,270	10,871	16,042

Operating income (loss)	56	(571)	(3,513)
Interest expense, net	92	295	258
Other income	—	185	—

Income (loss) before income taxes	(36)	(681)	(3,771)
Income tax provision (benefit)	—	(172)	—

Net income (loss)	$(36)	$(509)	$(3,771)

The accompanying notes are an integral part of these statements.

F–16

eSPECIALTY BRANDS, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	Predecessor Business	eSpecialty Brands, LLC
	Period from January 30, 2000 to March 21, 2000	Period from March 22, 2000 (Inception) to July 29, 2000	Six months ended July 28, 2001
Cash Flows from Operating Activities:
Net loss	$(36)	$(509)	$(3,771)
Adjustments to reconcile net loss to net cash used in operating activities—
Depreciation and amortization	91	294	513
Deferred taxes	—	—	—
Provision for deferred rent	—	85	(102)
Changes in assets and liabilities—
Receivables	(185)	448	(35)
Inventories	536	(486)	563
Prepaid expenses and other assets	(94)	167	(389)
Accounts payable and accrued expenses	(186)	(197)	3,589

Net cash used in operating activities	126	(198)	368

Cash Flows from Investing Activities:
Capital expenditures	(11)	(519)	(1,519)

Net cash used in investing activities	(11)	(519)	(1,519)

Cash Flows from Financing Activities:
Net borrowings (payments) on secured revolving note payable to bank	316	276	(113)
Repayments of long-term debt	(18)	(1,467)	(181)
Net proceeds from issuance of subsidiary stock	—	9,127	—

Net cash provided by (used in) financing activities	298	7,936	(294)

Net Increase (Decrease) in Cash and Cash Equivalents	413	7,219	(1,445)
Foreign Currency Translation Adjustment	—	—	(8)
Cash and Cash Equivalents, Beginning of Period	276	628	2,803

Cash and Cash Equivalents, End of Period	$689	$7,847	$1,350

The accompanying notes are an integral part of these statements.

F–17

eSPECIALTY BRANDS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

1. BASIS OF PRESENTATION

    The accompanying financial statements are unaudited and have been prepared by eSpecialty Brands, LLC (the Company) pursuant to the rules and regulations of the Securities and Exchange Commission (SEC). Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to SEC rules and regulations. The Company believes that the financial statements include all adjustments of a normal and recurring nature necessary to present fairly the results of operations, financial position and cash flows for the periods presented. These financial statements should be read in conjunction with the financial statements and notes thereto included in this Form 8-K/A for the period from March 22, 2000 (Inception) to January 27, 2001. The accompanying consolidated statement of operations and cash flows for the period from March 22, 2000 through January 27, 2001 include the operations of Dan-Howard Industries, Inc. and Mother's Stores, Inc. The accompanying consolidated statement of operations and cash flows for the period from January 30, 2000 to March 21, 2000 include financial information for the Company's predecessor business (Dan-Howard Industries, Inc.) and has been provided for comparative purposes. The accompanying consolidated statement of operations and cash flows for the period from January 30, 2000 to March 21, 2000 do not include the operations of Mother's Stores, Inc.

    The consolidated financial statements include the accounts of the Company and its subsidiaries. All material intercompany balances and transactions have been eliminated. There have been no material changes in accounting policies from those stated in the Company's annual financial statements included in this Form 8-K/A.

2. NATURE OF BUSINESS

    The Company is engaged in the design, manufacture, and retail sale of maternity apparel and related products through approximately 170 retail stores located in malls and strip centers throughout the United States, Canada and on the Internet as of July 28, 2001.

3. INVENTORIES

    Inventories as of July 28, 2001 consisted of the following (in thousands):

Raw materials	$1,164
Work in process	2,713
Finished goods	11,756

$15,633

4. DEBT

    The Company's revolving bank credit facility contains various restrictive covenants, including minimum net worth amounts, current ratio, debt service coverage, and limitations on capital expenditures. As of July 28, 2001, the Company was not in compliance with certain of these financial covenants. Outstanding borrowings under the revolving bank credit facility has been classified as a current liability in the accompanying consolidated balance sheet as of July 28, 2001 (see Note 5).

F–18

eSPECIALTY BRANDS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(UNAUDITED)

5. GOING CONCERN

    The Company continues to experience losses and negative cash flows form operations. Due to the Company's expansion plans and its operating losses, there is substantial doubt about the Company's ability to continue as a going concern. The Company's continued existence is dependent upon the Company's ability to raise additional capital or refinance current obligations. Management plans to evaluate potential sources of additional capital or refinance current debt obligations, although there can be no assurance that this refinancing will occur. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

6. COMMITMENTS AND CONTINGENCIES

    From time to time, the Company is named as a defendant in legal actions arising from its normal business activities. Although the amount of any liability that could arise with respect to currently pending actions cannot be accurately predicted, in the opinion of management of the Company, any such liability will not have a material adverse effect on the financial position or operating results of the Company.

7. SUBSEQUENT EVENT

    On October 17, 2001, pursuant to an Agreement and Plan of Merger, all of the outstanding equity interests of the Company was acquired by Mothers Work, Inc (Mothers Work). Under the terms of the agreement, all outstanding equity interests of the Company was converted into the right to receive, in the aggregate, 302,619 shares of Mothers Work Series C Cumulative preferred stock with a stated value of $19.5 million and warrants to purchase 350,000 shares of the Mothers Work common stock with an exercise price of $22.50 per share.

F–19

MOTHERS WORK, INC. AND SUBSIDIARIES

PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
BASIS OF PRESENTATION
(UNAUDITED)

    The following unaudited pro forma consolidated financial statements as of September 30, 2001 and for the fiscal year ended September 30, 2001 are based on the historical consolidated financial statements of Mothers Work, Inc. (Mothers Work or the Company) as adjusted to illustrate the estimated effects of the Company's acquisition of eSpecialty Brands, LLC (eSpecialty) on October 17, 2001 (the eSpecialty acquisition) as if the transaction occurred on October 1, 2000 for the statement of operations and on September 30, 2001 for the balance sheet.

    The following unaudited pro forma consolidated balance sheet as of September 30, 2001 is based on the historical consolidated financial statements of Mothers Work as adjusted to illustrate the estimated effects of the Company's acquisition of eSpecialty and the related issuance of shares of Series C Cumulative preferred stock to the stockholders of eSpecialty. For purposes of preparing this pro forma presentation, the latest available interim balance sheet of eSpecialty was used, which was as of its quarter ended July 28, 2001.

    The unaudited pro forma statement of operations is based on the Company's fiscal year ended September 30, 2001 and the twelve months of eSpecialty covering the period from July 30, 2000 to July 28, 2001. The year end of eSpecialty is a 52/53 week year, with the fiscal year ending on the last Saturday in January.

    The unaudited pro forma consolidated financial statements give effect to the eSpecialty acquisition under the purchase method of accounting. These statements are based on the historical financial statements of Mothers Work and the assumptions set forth below and in the notes to the unaudited pro forma consolidated financial statements.

    The pro forma adjustments for the eSpecialty acquisition are based upon currently available information and certain estimates and assumptions that management deems appropriate. The unaudited pro forma consolidated financial statements presented herein are not necessarily indicative of the consolidated results that Mothers Work would have obtained had such events occurred at the beginning of the period, as assumed, or of the future results of Mothers Work. The unaudited pro forma consolidated financial statements should be read in conjunction with the other historical financial statements and notes thereto included elsewhere in this Form 8-K/A.

F–20

MOTHERS WORK, INC. AND SUBSIDIARIES

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FISCAL YEAR ENDED SEPTEMBER 30, 2001
(UNAUDITED)
(in thousands, except per share amounts)

		Acquisition
	Mothers Work, Inc.	eSpecialty Brands, LLC	Pro Forma Adjustments		Pro Forma
	(Fiscal year ended September 30, 2001)	(July 30, 2000 to July 28, 2001)
Net sales	$388,306	$49,250	$—		$437,556
Cost of goods sold	194,320	23,309	(253	)(c)	217,376

Gross profit	193,986	25,941	253		220,180
Selling, general and administrative expenses	172,795	31,797	(414	)(c)	204,178

Operating income (loss)	21,191	(5,856)	667		16,002
Interest expense, net	(14,867)	(676)	—		(15,543)
Other income	594	191	—		785

Income before income taxes	6,918	(6,341)	667		1,244
Income tax provision (benefit)	3,456	(254)	(1,757	)(a)	1,445

Net income (loss)	3,462	(6,087)	2,424		(201)
Dividends on preferred stock	1,491	—	2,507	(b)	3,998

Net income (loss) available to common stockholders	$1,971	$(6,087)	$(83)		$(4,199)

Income (loss) per share — Basic	$0.57				$(1.21)

Average shares outstanding — Basic	3,456				3,456

Income (loss) per share — Diluted	$0.55				$(1.21)

Average shares outstanding — Diluted	3,605				3,456 (d)

See accompanying notes to unaudited pro forma financial statements.

F–21

MOTHERS WORK, INC. AND SUBSIDIARIES

PRO FORMA CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2001

(UNAUDITED)

(in thousands)

		Acquisition
	Mothers Work, Inc.	eSpecialty Brands, LLC	Pro Forma Adjustments		Pro Forma
	(As of September 30, 2001)	(As of July 28, 2001)
ASSETS
Current assets:
Cash and cash equivalents	$10,358	$1,350	$—		$11,708
Trade receivables	4,726	389	—		5,115
Inventories	73,090	15,633	(4,966	)(a)	83,757
Deferred income taxes	2,278	—	—		2,278
Prepaid expenses and other current assets	4,404	836	—		5,240

Total current assets	94,856	18,208	(4,966)		108,098
Property, plant & equipment, net	46,025	9,255	(5,546	)(c)	49,734
Other assets:
Goodwill, net	29,886	—	17,622	(d)	47,508
Deferred financing costs, net	1,640	—	—		1,640
Other intangible assets, net	1,295	—	—		1,295
Deferred income taxes	10,858	434	6,839	(f)	18,131
Other noncurrent assets	617	500	—		1,117

Total other assets	44,296	934	24,461		69,691

	$185,177	$28,397	$13,949		$227,523

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Line of credit	$32,229	$7,981	$—		$40,210
Current portion of long-term debt	434	418	—		852
Accounts payable	13,244	6,628	—		19,872
Accrued expenses and other current liabilities	16,440	1,244	8,667	(b)	26,351

Total current liabilities	62,347	16,271	8,667		87,285
Long-term debt	96,179	344	—		96,523
Series C Cumulative preferred stock	—	—	15,649	(e)	15,649
Accrued dividends on preferred stock	7,055	—	—		7,055
Deferred rent	4,855	166	—		5,021
Commitments and contingencies
Stockholders' equity:
Series A Cumulative Convertible preferred stock	10,773	—	—		10,773
Series B junior participating preferred stock	—	—	—		—
Common stock purchase warrants	—	—	1,249	(e)	1,249
Common stock	35	20,041	(20,041	)(e)	35
Additional paid-in capital	26,949	(6,445)	6,445	(e)	26,949
Accumulated deficit	(23,016)	(1,980)	1,980	(e)	(23,016)

Total stockholders' equity	14,741	11,616	(10,367)		15,990

	$185,177	$28,397	$13,949		$227,523

See accompanying notes to unaudited pro forma financial statements.

F–22

MOTHERS WORK, INC. AND SUBSIDIARIES

NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

1. HISTORICAL FINANCIAL STATEMENTS

    The historical financial information represents the financial position and results of operations for Mothers Work and eSpecialty and was derived from the respective financial statements where indicated. The Mothers Work financial information was derived from audited historical financial statements. The financial information related to the acquisition of eSpecialty was derived from its audited and unaudited financial statements included herein.

    The Company has included audited and unaudited historical financial statements for the acquisition of eSpecialty in accordance with Securities and Exchange Commission Regulation S-X Rule No. 3-05. The unaudited pro forma consolidated financial statements should be read in conjunction with the other historical financial statements and notes thereto included elsewhere in this filing.

2. STATEMENT OF OPERATIONS PRO FORMA ADJUSTMENTS

  (a)
  Represents pro forma income tax benefit adjustment relative to the operating results of eSpecialty. This adjustment is based on current Federal statutory rates and recognizes that prior and current operating losses of eSpecialty will be utilized in the combined tax reporting of the Company.

  (b)
  Represents accrued and unpaid dividends on the Series C Cumulative preferred stock issued in connection with the eSpecialty acquisition. The Series C Cumuluative preferred stock was issued with a stated value of $19.5 million. Dividends, which are cumulative to the extent not paid, compound quarterly at 8.625% of the stated value. Additionally, there is approximately $770,000 of discount amortization associated with the Series C Cumulative preferred stock (see Note 3(e)).

  (c)
  Represents a reduction in depreciation expense as a result of the revaluation of property, plant and equipment.

  (d)
  The average shares outstanding for the purpose of the pro forma earnings per share computations have been adjusted to exclude the effect of incremental shares from the assumed exercise of outstanding stock options and warrants of the Company, as their effect would be antidilutive.

3. BALANCE SHEET PRO FORMA ADJUSTMENTS

    The acquisition of eSpecialty will be accounted for using the purchase method of accounting. The total estimated purchase price of $17,888,000 consists of 302,619 shares of Series C Cumulative preferred stock valued at $51.71 per share, warrants to purchase 350,000 shares of common stock with a fair value of $1,249,000 and $990,000 of transaction costs. Based on a preliminary allocation of the purchase price, the application of the purchase method resulted in $17,622,000 of excess purchase price over the estimated fair value of the net tangible assets acquired of $8,933,000 (net book value approximates fair value of tangible assets). A preliminary analysis resulted in the excess purchase price being assigned to goodwill.

F–23

MOTHERS WORK, INC. AND SUBSIDIARIES

NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(UNAUDITED)

    The following summarizes the unaudited pro forma adjustments to the September 30, 2001 balance sheet:

  (a)
  This adjustment represents a revaluation of eSpecialty's inventories reflecting the Company's estimate of its fair value. This valuation estimate is impacted by the planned liquidation of certain inventories relating to store closure plans (see Note 3(b)) and the estimated realizability of certain excess inventory which occurred through October 17, 2001 due to continued decline of eSpecialty sales in the current period. The effect of this adjustment has not been reflected in the pro forma statement of operations since it is related to the plans of the Company's management in the post combination period pertaining to store closures and changes in inventory management/merchandising practices.

  (b)
  In connection with acquiring eSpecialty, the Company formulated a plan to close 92 stores, where store performance was poor or there was some overlap with existing Company markets. These store closures will result in certain lease termination and related legal costs in excess of $5 million. Additionally, this adjustment includes severance related to the anticipated plant, warehouse and store closures and transactions costs incurred of $1.3 million and $990,000, respectively. The sales from these stores during the period from July 30, 2000 to July 28, 2001 were approximately $21.4 million.

  (c)
  This adjustment represents a revaluation of property using current market information and gives recognition to the closure of the Costa Rica manufacturing plant, corporate offices and the central distribution center of eSpecialty. Additionally, certain sales register equipment at eSpecialty will no longer be used, as all stores will utilize a common point of sales (POS) system.

  (d)
  The excess of the purchase price over the estimated fair value of the tangible and intangible assets acquired, net of assumed liabilities, is approximately $17.6 million. No amortization of this asset has been reflected in the pro forma statement of operations since the Company adopted the accounting provisions of Statement of Financial Accounting Standards No 142, Goodwill and Other Intangible Assets, effective October 1, 2001.

  (e)
  The entries to stockholders' equity reflect the elimination of the eSpecialty equity balances (common units, preferred units, MSI units, MSI preferred units, additional paid-in capital and retained deficit) and the issuance of the Series C Cumulative preferred stock and warrants in connection with the eSpecialty acquisition. As a result of the lack of marketability of the preferred stock and warrants, two third party appraisers are being engaged to value these instruments. At the time of preparing the pro forma information, preliminary valuation information was available from only one of the appraisers, which provided an estimated fair value of the Series C Cumulative preferred stock of $15,649,000 and the warrants of $1,249,000. Accordingly, these amounts will be revised after all appraisal information is finalized and obtained.

  The difference between the stated value of the preferred shares and the estimated fair value is being amortized as additional earned dividends on a straight-line basis through October 18, 2006. After this date, the holders of the Series C Cumulative preferred stock have the right to require the Company to purchase their shares for a purchase price per share equal to the stated value plus accrued dividends.

F–24

MOTHERS WORK, INC. AND SUBSIDIARIES

NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(UNAUDITED)

  (f)
  Represents pro forma deferred income tax benefit adjustment relative to the operating results of eSpecialty. This adjustment is based on current Federal statutory rates and recognizes that current operating losses of eSpecialty will be utilized in the combined tax reporting of the Company. Additionally, this adjustment reflects the tax effect of the differences in the assets and liabilities for financial reporting and tax return purposes arising from the purchase price allocation.

    Prior to the closing of the eSpecialty acquisition, eSpecialty operated a total of 170 Dan-Howard and Mothertime maternity clothing stores, including some under the tradename iMaternity, as well as the online iMaternity.com website. Pursuant to the acquisition, Mothers Work planned to operate approximately one half of the acquired store locations under the existing Mothers Work store concepts of Motherhood and Mimi Maternity, and to close the iMaternity headquarters and distribution center in Chicago, Illinois, and Internet development center in San Diego, California, and manufacturing and warehousing facilities in the United States and Costa Rica. It is anticipated that the plan will be essentially completed within 12 months of the acquisition date. The preliminary allocation of purchase price from the acquisition reflects certain charges to be incurred in connection with the plan, including employee termination benefits and certain exit costs to shut down facilities and selected store locations of the acquired business.

F–25

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SIGNATURE
TABLE OF EXHIBITS
INDEX TO FINANCIAL STATEMENTS
CONSOLIDATED BALANCE SHEET
CONSOLIDATED STATEMENT OF OPERATIONS
CONSOLIDATED STATEMENT OF CASH FLOWS
eSPECIALTY BRANDS, LLC AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
eSPECIALTY BRANDS, LLC AND SUBSIDIARIES CONSOLIDATED BALANCE SHEET (UNAUDITED) (in thousands, except share amounts)
eSPECIALTY BRANDS, LLC AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED) (in thousands)
CONSOLIDATED STATEMENTS OF CASH FLOWS
eSPECIALTY BRANDS, LLC AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
eSPECIALTY BRANDS, LLC AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued) (UNAUDITED)
MOTHERS WORK, INC. AND SUBSIDIARIES PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS BASIS OF PRESENTATION (UNAUDITED)
MOTHERS WORK, INC. AND SUBSIDIARIES PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS FISCAL YEAR ENDED SEPTEMBER 30, 2001 (UNAUDITED) (in thousands, except per share amounts)
PRO FORMA CONSOLIDATED BALANCE SHEET
MOTHERS WORK, INC. AND SUBSIDIARIES NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
MOTHERS WORK, INC. AND SUBSIDIARIES NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS—(Continued) (UNAUDITED)
MOTHERS WORK, INC. AND SUBSIDIARIES NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS—(Continued) (UNAUDITED)